UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

					FORM 8-K

				-----------------------

				    Current Report
			Pursuant to Section 13 OR 15(d) of The
			    Securities Exchange Act Of 1934

    Date of Report (Date of earliest event reported): March 9, 2005


                  	 Sutron Corporation
	(Exact name of registrant as specified in its charter.)

          Virginia			  0-12227 		   54-1006352
(State or other jurisdiction		(Commission		(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)


		21300 Ridgetop Circle, Sterling Virginia       20166
		(Address of principal executive offices)     (Zip Code)


                   		(703) 406-2800
		(registrants telephone number, including area code)


					Not Applicable
	(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2005, Sutron Corporation amended its 1996, 1997 and 2002 Stock Option Plans to make Directors eligible for stock option grants under the plans in addition to Officers and key employees. The plans were also amended in regards to the vesting of options. Previously the options vesting schedule required all shares to vest at the rate of twenty percent (20%) of the shares on each anniversary of the date of grant of the Option. This provision was deleted and replaced with a new provision, that the Board, in its sole discretion, will designate the vesting schedule of each individual Option that is to be granted. The 2002 stock option plan was also amended to increase the number of shares which may be issued from 400,000 shares to 650,000 shares. All stock options issued under the 1996, 1997 and 2002 Stock Option Plans are Non-Qualified Options.

The Company expects to file the stock option plans, as amended, as exhibits to its next Form 10-QSB.


					SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 4, 2005	       		Sutron Corporation
						(Registrant)


						By /s/ Raul S. McQuivey
						Raul S. McQuivey,
						President and Chief Executive Officer